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EXHIBIT 99.1

(WCI COMMUNITIES, INC. LOGO)

                              Investor Contact:  Steve Zenker
                                                 (239) 498-8066
                                                 stevezenker@wcicommunities.com

                               Media Contact:    Ken Plonski
                                                 (239) 498-8691
                                                 kenplonski@wcicommunities.com

FOR IMMEDIATE RELEASE

                 WCI REPORTS RECORD QUARTERLY ORDERS AND BACKLOG
                        ORDERS RISE 54.7% OVER PRIOR YEAR

BONITA SPRINGS, FL (JULY 13, 2004) - WCI Communities, Inc. (NYSE: WCI), named America's Best Builder 2004 by the National Association of Home Builders and Builder Magazine, today announced record new orders and backlog for its second quarter ended June 30, 2004.

During the quarter, the number of new orders rose 54.7% to 902 from the 583 recorded in the second quarter of 2003. The value of those new orders rose to $507.4 million, an 11.3% increase from the $455.7 million achieved in the same period a year ago. Year-to-date, orders are up 65.8% on a unit basis and 41.0% on a dollar basis. Backlog at the end of the quarter was $1.58 billion, a 62.9% increase from June 30, 2003.

The Traditional Homebuilding Division experienced a 66.7% increase in unit orders and a 72.3% increase in order dollars on strength in existing communities and a new community, Cityside (Palm Beach county urban infill), which had much better than expected demand. The company's retirement communities also experienced strong growth in demand during the quarter. The average selling price for the division's new orders rose to $429,000 during the quarter vs. $415,000 in the same period a year ago. Year-to-date, orders in the division are up 66.3% in units and 55.8% in dollars. Backlog in the division rose 81.6% to a record $941.3 million.

Unit orders in the Tower Division rose 23.1% on the strength of both sales in towers under construction and finished inventory units. Sales of units in towers that were complete or under construction made up 86 units during the quarter vs. 55 units in the same period a year ago. As expected, the value of new tower orders fell, by 24.1% vs. a year ago, reflecting the company's planned shift in mix towards more diversified product offerings. The prior year period featured the initial conversion of a large tower, Veracruz, with an average unit price of approximately $2 million, pushing the average unit order price for that period to $1.7 million. This quarter, the average unit order price was $1.0 million, with the towers initially converting to contract in the quarter having an average unit price of $788,000. Tower order levels can vary substantially quarter-to-quarter depending on the number and unit prices of towers converting to contract during any particular quarter.


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Year-to-date, unit tower orders are up 63.8% in units and 25.1% in dollars.
Backlog in the division at quarter-end stood at a record $640.8 million, a 41.5% increase over the same period a year ago. The company expects its third quarter order dollars in its Tower Division to increase 100% to 200% over levels achieved in the third quarter of 2003 as several new towers are expected to convert to contract during the quarter.

                               PRELIMINARY RESULTS

                                                 THREE MONTHS ENDED                 SIX MONTHS ENDED
                                             6/30/04           6/30/03          6/30/04           6/30/03
                                             -------           -------          -------           -------
HOMEBUILDING:
New contract value (000)                    $507,416          $455,712         $966,360          $685,247
Net new contracts                                902               583            1,711             1,032
Average price (000)                             $563              $782             $565              $664

Revenues (000)                              $276,295          $245,220         $493,394          $432,808

   TRADITIONAL HOMEBUILDING:
      New contract value (000)              $302,115          $175,344         $553,801          $355,545
      Net new contracts                          705               423            1,362               819
      Average price (000)                       $429              $415             $407              $434

     Revenues (000)                         $130,992          $110,733         $207,379          $177,599
     Lot sales (000)                             $92              $736           $2,139              $953
     Closings                                    310               336              505               529

   TOWER HOMEBUILDING:
      New contract value (000)              $205,301          $270,368         $412,559          $329,702
      Net new contracts                          197               160              349               213
      Average price (000)                     $1,042            $1,690           $1,182             1,548

      Revenues (000)                        $145,211          $133,751         $283,876          $254,256

                                                                   BACKLOG DATA
                                                                   ------------
                                                        6/30/04                          6/30/03
                                                        -------                          -------
                                             Dollars (000)    Units            Dollars (000)    Units
                                             -------------    -----            -------------    -----
Homebuilding                                  $1,582,100                         $971,217
   Traditional Homebuilding                     $941,279      1,973              $518,394       1,159
   Tower Homebuilding                           $640,821                         $452,823

ABOUT WCI

WCI Communities, Inc. (NYSE: WCI) has been creating amenity-rich, master-planned lifestyle communities since 1946. Florida-based WCI and its Northeastern U.S. subsidiary, WCI Spectrum Communities, cater to primary, retirement, and second-home buyers in Florida, New York, New Jersey, and Connecticut. The company offers traditional and tower home choices with prices from the mid-$100,000s to more than $10 million. In addition to homebuilding, WCI generates revenue from its Prudential Florida


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WCI Realty Division, its mortgage and title businesses, and its Amenities
Division, which operates many of the golf courses, marina slips, recreational and dining facilities within its communities. The company currently owns and controls developable land of over 14,000 acres.

Certain information included herein and in other company reports, Security and Exchange Commission filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about the company's anticipated operating results, financial resources, ability to acquire land, ability to sell homes and properties, ability to deliver homes from backlog, ability to secure materials and subcontractors. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other company reports, filings, statements and presentations. These risks and uncertainties include WCI's ability to compete in the Florida real estate market; the availability and cost of land in desirable areas in Florida and elsewhere and the ability to expand successfully into those areas; WCI's ability to obtain necessary permits and approvals for the development of its lands; WCI's ability to raise debt and equity capital and grow its operations on a profitable basis; WCI's ability to pay principal and interest on its current and future debts; WCI's ability to sustain or increase historical revenues and profit margins; material increases in labor and material costs; increases in interest rates; the level of consumer confidence; adverse legislation or regulations; unanticipated litigation or legal proceedings; natural disasters; and the continuation and improvement of general economic conditions and business trends. If one or more of the assumptions underlying our forward-looking statements proves incorrect, then the company's actual results, performance or achievements could differ materially from those expressed in, or implied by the forward-looking statements contained in this report. Therefore, we caution you not to place undue reliance on our forward-looking statements. This statement is provided as permitted by the Private Securities Litigation Reform Act of 1995.

                                       ###


      FOR MORE INFORMATION ABOUT WCI AND ITS RESIDENTIAL COMMUNITIES VISIT
                             WWW.WCICOMMUNITIES.COM


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